UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 E. Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (844) 935-2832

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.0001 per share	XELA	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

As further described below, on May 18, 2020, Exela Technologies, Inc. (the “Company”) entered into an amendment to its Credit Agreement that, among other things, extends the time for the delivery of (i) its audited financial statements for the year ended December 31, 2019 to June 15, 2020 and (ii) its financial statements for the quarter ended March 31, 2020 to ten business days after delivery of such audited annual financial statements, and waives all existing defaults. The Company expects to obtain similar extensions to its financial statement delivery requirements under its A/R Facility (as defined below). Although the Company believes that it should be able to deliver its financial statements within the new time frame, there can be no assurance that the Company will be able to do so, or that it will be able to obtain an extension of the delivery times under the A/R Facility. The Company will report the receipt of any extension of the delivery times under the A/R Facility on Form 8-K. If the Company receives a similar extension of the delivery times under the A/R Facility and delivers the annual and quarterly financial statements described above within the stated time frames, the Company will, upon delivery of such financial statements, be in compliance with the Credit Agreement, the Indenture (as defined below) and the A/R Facility with respect to the financial statement delivery requirements set forth therein. As of May 19, 2020, the Company had cash on hand and available borrowings of approximately $100 million.

First Lien Credit Agreement

On April 14, 2020, the Company disclosed the occurrence of certain defaults under the terms of the First Lien Credit Agreement, dated as of July 12, 2017, as amended and restated as of July 13, 2018 and as further amended and restated as of April 16, 2019 (as amended, the “Credit Agreement”), among Exela Intermediate, LLC (“Exela Borrower”), Exela Intermediate Holdings LLC (“Holdings”), the Lenders party thereto and Wilmington Savings Fund Society, FSB, in its capacity as administrative agent and collateral agent (“Agent”), and under the terms of the Indenture, dated July 12, 2017, by and among Exela Borrower and Exela Finance Inc. as Issuers, the Subsidiary Guarantors party thereto and Wilmington Trust, National Association (the “Trustee”), as Trustee (as supplemented by the First Supplemental Indenture thereto, dated as of the same date, the “Indenture”), based on the Company’s failure to deliver to the Agent and the Trustee the Company’s audited financial statements for its fiscal year ended December 31, 2019 by April 14, 2020 (the “Reporting Default”). On May 15, 2020, Exela Borrower, Holdings, certain subsidiaries thereof, Agent and certain consenting Lenders entered into an agreement, pursuant to which the Agent and the consenting Lenders agreed to forbear from exercising their respective rights and remedies under the Credit Agreement resulting from the Reporting Default. The agreement terminated upon the earlier of 11:59 p.m., New York City time on May 18, 2020 and the occurrence of certain specified events.

Prior to expiration of such agreement, on May 18, 2020, Exela Borrower, Holdings, certain subsidiaries thereof, Agent and certain consenting Lenders entered into a Third Amendment to First Lien Credit Agreement and First Amendment to Collateral Agency and Security Agreement (First Lien) (the “Third Amendment”), pursuant to which the Agent and the consenting Lenders agreed to temporarily waive the Reporting Default or a default based on the Company’s failure to deliver to the Agent and the Trustee the Company’s financial statements for the fiscal quarter ended March 31, 2020 (the “Limited Waiver”). If Exela Borrower delivers the audited financial statements for its fiscal year ended December 31, 2019 together with certain related certifications and documentation, each meeting the requirements of the Credit Agreement (“Compliant Reporting Package”), by 11:59 p.m., New York City time on June 15, 2020, the Limited Waiver will terminate and the Reporting Default will be finally and absolutely waived under the Credit Agreement. If the Compliant Reporting Package is not delivered by 11:59 p.m., New York City time on June 15, 2020, the Limited Waiver will terminate at 11:59 p.m., New York City time on June 19, 2020 (or, if earlier, upon the occurrence of certain specified events, including the occurrence of an additional event of default under the Credit Agreement).

As consideration for the waivers under the Third Amendment, Exela Borrower paid a consent fee to the consenting lenders. Pursuant to the Third Amendment, the Company also agreed to amend the Credit Agreement to, among other things: restrict Exela Borrower and its subsidiaries’ ability to designate or invest in unrestricted subsidiaries; incur certain debt; create certain liens; make certain investments; pay certain dividends or other distributions on account of its equity interests; make certain asset sales or other dispositions (or utilize the proceeds of certain asset sales to reinvest in the business); or enter into certain affiliate transactions pursuant to the negative covenants under the Credit Agreement. Exela Borrower is also required to maintain a minimum Liquidity (as defined therein) of $35,000,000.

The foregoing description of the Third Amendment does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the Third Amendment, and is subject to and qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein in its entirety by reference. Annex A to Exhibit 10.1 includes a conformed copy of the Credit Agreement, incorporating the Third Amendment.

A/R Facility

As previously reported, on May 11, 2020, the Company, Exela Receivables 1, LLC and Exela Receivables Holdco, LLC entered into a Forbearance Agreement relating to its Loan and Security Agreement, dated as of January 10, 2020 (as amended, the “A/R Facility”), with TPG Specialty Lending, Inc., as administrative agent, and the lenders party thereto (the “Forbearance Agreement”), pursuant to which the administrative agent and each lender agreed to forbear from exercising their respective rights and remedies under the A/R Facility resulting from the Company's failure to timely deliver audited financial statements for its fiscal year ended December 31, 2019 until the earlier of May 21, 2020 or the occurrence of an Additional Event of Default (as such term is defined in the Forbearance Agreement). On May 18, 2020, the parties entered into an amended and restated Forbearance Agreement (the “A&R Forbearance Agreement”) pursuant to which the parties agree to expand the scope of the forbearance to cover the Company's failure to timely deliver quarterly financial statements for its fiscal year ended March 31, 2020 and certain monthly financial information, as well as the Reporting Default under the Credit Agreement (such defaults, together with the failure to timely deliver the audited annual financial statements, the "Specified Defaults"). The foregoing description of the A&R Forbearance Agreement does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the A&R Forbearance Agreement, and is subject to and qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.2 and incorporated herein in its entirety by reference.

The Company expects to enter into an amendment and waiver to the A/R Facility with TPG Specialty Lending, Inc., as administrative agent, and the lenders party thereto containing the following terms: (i) the time for delivery of the Company's audited financial statements for its fiscal year ended December 31, 2019 would be extended to June 14, 2020; (ii) the deadline for the delivery of the Company's financial statements for the quarter ended March 31, 2020 would b extended to June 30, 2020; (iii) the Applicable Margin of the LIBOR Rate Loans and Base Rate Loans (as defined therein) would be increased to 6.75% and 5.75%, respectively; (iv) a weekly reporting requirement with respect to certain financial metrics would be added; and (v) the Specified Defaults would be waived. The entry into such amendment and waiver will be reported on Form 8-K following execution thereof, although there can be no assurance that the Company will enter into such agreement(s).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Chief Financial Officer Transition

On May 15, 2020, the Company appointed of Shrikant Sortur as its new Chief Financial Officer, to succeed James Reynolds, who is stepping down as an executive, officer and employee of the Company and its subsidiaries, effective as of May 15, 2020. Mr. Reynolds will remain a nonemployee member of the Company’s Board of Directors (the “Board”).

Mr. Sortur, 47, has served as the Company’s Executive Vice President, Global Finance since July 2017 and previously served as Senior Vice President, Global Finance of SourceHOV Holdings, Inc. (“SourceHOV”) from 2016 until SourceHOV’s business combination with Novitex Holdings, Inc. in July 2017. Mr. Sortur's career spans almost two decades of varied experience in financial management, accounting, reporting, and lean operations. Mr. Sortur served in other management roles in predecessor companies to SourceHOV from 2002 until July 2017. Mr. Sortur also acted as Vice President of Finance of SourceHOV from June 2015 to May 2016. Mr. Sortur acted as Director of Financial Planning and Analysis, TPS from January 2014 to June 2015.

Transition Agreement

In connection with Mr. Reynolds’ resignation, the Company and Mr. Reynolds entered into a transition agreement, dated May 15, 2020, pursuant to which Mr. Reynolds will provide consulting services as may be reasonably requested by the Company from time to time with respect to any matter as to which the Company determines such services may be helpful. In consideration for his consulting services, his agreement not to compete with or solicit employees or customers of the Company for at least one year following the effective date of his resignation, his non-disparagement agreement and a release of claims in favor of the Company and its subsidiaries, Mr. Reynolds will be entitled to: (i) cash severance payments totaling $1,700,000, which will be paid in three equal installments of $566,666.66 on May 18, 2020, August 15, 2020 and May 15, 2021 and (ii) reimbursement for the employer portion of the cost of COBRA continuation coverage for up to 18 months’ following Mr. Reynolds’ last date of employment. In addition, Mr. Reynolds is eligible to receive an additional cash payment equal to 3% of the enterprise value of a specified business of the Company if the Company enters into a definitive agreement for its sale within three months following the effective date of his resignation (subject to the closing of such transaction). The transition agreement also provides that Mr. Reynolds will not be deemed to have experienced a termination of service with respect to (and will continue to vest in) his outstanding stock options until such time as he ceases to serve as a member of the Board and the expiration date of such options will be extended until the earlier to occur of (x) two years following his last date of service on the Board, and (y) the original expiration date of such options. As a continuing member of the Board, Mr. Reynolds will receive compensation materially consistent with the Company’s previously disclosed director compensation policy for non-employee directors (except that any equity grants will be paid in cash rather than equity and, for the avoidance of doubt, Mr. Reynolds will not be entitled to the initial equity grant that is provided to newly appointed non-employee directors and his remuneration for 2020 will be pro-rated based on the number of days remaining in the year).

The foregoing description of the transition agreement does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the transition agreement, and is subject to and qualified in its entirety by reference to the full text of the agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2020, and will be incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Third Amendment to First Lien Credit Agreement and First Amendment to Collateral Agency and Security Agreement (First Lien), dated May 18, 2020 (including conformed copy of Credit Agreement attached as Annex A thereto)
10.2	Amended and Restated Forbearance Agreement, dated May 18, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exela Technologies, Inc.

By:	/s/ Erik Mengwall
Erik Mengwall
Secretary

Dated: May 21, 2020